EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-4 of Veeco Instruments Inc. of our report dated October 18, 1999 relating to the financial statements of CVC, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/     PricewaterhouseCoopers LLP

        Rochester, New York
        March 15, 2000